Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 453 to the Registration Statement on Form N-1A of Fidelity Salem Street Trust: Fidelity U.S. Sustainability Index Fund of our report dated December 12, 2018; Fidelity SAI U.S. Minimum Volatility Index Fund, Fidelity SAI International Minimum Volatility Index Fund, Fidelity SAI International Index Fund, Fidelity SAI Emerging Markets Index Fund and Fidelity SAI International Value Index Fund of our reports dated December 14, 2018; and Fidelity Total International Index Fund of our report dated December 18, 2018, relating to the financial statements and financial highlights included in the October 31, 2018 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts December 21, 2018